Exhibit 99.1

The Savannah Bancorp, Inc.

April 20, 2010
For Release: Immediately

Savannah Bancorp Reports First Quarter Loss of $488,000

SAVANNAH, GA--(Globe Newswire) – April 20, 2010 - The Savannah Bancorp, Inc. (Nasdaq: SAVB) reported a net loss for the first quarter 2010 of $488,000 compared to a $285,000 loss in the first quarter 2009.  Net loss per diluted share was 8 cents in the first quarter of 2010 compared to 5 cents per diluted share in 2009.  The quarter over quarter decline in earnings results primarily from a higher provision for loan losses and higher loss on sale of foreclosed assets partially offset by a higher net interest margin in 2010 as compared to 2009.  Pretax earnings before the provision for loan losses and gain/loss on sale of securities and foreclosed assets were $4,343,000 in the first quarter 2010 compared to $3,180,000 in 2009.  Other growth and performance ratios are included in the attached financial highlights and information.

Total assets increased 4.7 percent to $1.05 billion at March 31, 2010, up $47 million from $1.00 billion a year earlier.  Loans totaled $869 million compared to $865 million one year earlier, an increase of 0.4 percent.  Deposits totaled $902 million and $843 million at March 31, 2010 and 2009, respectively, an increase of 7.0 percent.  Shareholders’ equity was $77.9 million at March 31, 2010 compared to $79.6 million at March 31, 2009.  The Company’s total capital to risk-weighted assets ratio was 11.71 percent at March 31, 2010, which exceeds the 10 percent required by the regulatory agencies to maintain well-capitalized status.

John Helmken, President and CEO, said, “Unfortunately, our large provision for loan losses and aggressive impairing and marking down of our loans and foreclosed assets resulted in a quarterly loss.  Since it is not yet clear that our local markets have stabilized or that we have reached the bottom of the cycle, it is only prudent that we continue to build our loan loss reserve.  Our cautious moves may be painful in the short term but they will serve us well over the longer term.  Management appreciates our Board of Directors continued support of these tough decisions.”

Helmken continued, “The first quarter did see some notable highlights.  We continued to grow deposits, experiencing a 7.0 percent increase over the last year to $902 million at March 31, 2010.  More importantly, our net interest margin continued to improve and was 3.64 percent for the first quarter, all a result of the hard work of our experienced team of bankers.  We continue to improve our deposit mix while decreasing rates.  Our discipline on expenses has pushed our efficiency ratio down to 60 percent.  We are working to get it even lower.”

The allowance for loan losses was $19,611,000, or 2.26 percent of loans at March 31, 2010 compared to $15,309,000 or 1.77 percent of total loans a year earlier.  Nonperforming assets were $44,099,000 or 4.21 percent of total assets at March 31, 2010 compared to $32,537,000 or 3.25 percent at March 31, 2009.  First quarter net charge-offs were $3,387,000 compared to net charge-offs of $1,711,000 for the same period in 2009.  The provision for loan losses for the first quarter of 2010 was $5,320,000 compared to $3,720,000 for the first quarter of 2009.  The higher provision for loan losses was primarily due to real estate-related charge-offs and continued weakness in the Company’s local real estate markets.

Net interest income was up $763,000, or 10 percent, in the first quarter 2010 versus the first quarter 2009.  First quarter net interest margin was 3.64 percent in 2010 as compared to 3.36 percent in 2009, an 8.3 percent increase, primarily due to significantly lower deposit rates partially offset by higher levels of noninterest-earning assets.  The net interest margin increased 17 basis points on a linked quarter basis from the 3.47 percent margin for the fourth quarter 2009.

Noninterest income increased $271,000, or 13 percent, in the first quarter of 2010 versus the same period in 2009 due to a $283,000 higher gain on the sale of securities, a $308,000 gain on bank-owned life insurance included in other operating income and higher trust and asset management fees, partially offset by a significantly lower gain on hedges.

Noninterest expense decreased $48,000 to $6,427,000 in the first quarter 2010 compared to the same period in 2009.  First quarter 2010 noninterest expense included $311,000, or 9.3 percent, of lower salaries and employee benefits and $115,000, or 11 percent, of lower occupancy and equipment expense.  FDIC insurance premiums were $89,000 higher, or 30 percent, information technology expense was up $57,000, or 13 percent, and loss on sale of foreclosed assets increased $364,000.

The Board of Directors decided to suspend the cash dividend for this quarter.  Helmken noted, "This was not a decision the Company entered into lightly.  After careful consideration we felt that it was prudent to preserve capital in light of the uncertain economic and regulatory environment.  The Company and the Board remain committed to reinstating the dividend once we return to sustained profitability and have clarity about the regulatory environment."

The Savannah Bancorp, Inc. (“SAVB” or “Company”), a bank holding company for The Savannah Bank, N.A., Bryan Bank & Trust (Richmond Hill, Georgia), and Minis & Co., Inc., is headquartered in Savannah, Georgia and began operations in 1990.  SAVB has ten branches in Coastal Georgia and South Carolina.  Its primary businesses include loan, deposit, trust, asset management, and mortgage origination services provided to local customers.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, among others, statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.  These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties.  There can be no assurance that these transactions will occur or that the expected benefits associated therewith will be achieved.  A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release.  Many of these factors are beyond our ability to control or predict.  These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.  We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Contacts:  John C. Helmken II, President and CEO, 912-629-6486
                 Michael W. Harden, Jr., Chief Financial Officer, 912-629-6496

Attachments

The Savannah Bancorp, Inc. and Subsidiaries
First Quarter Financial Highlights
March 31, 2010 and 2009
($ in thousands, except share data)
(Unaudited)
			%
Balance Sheet Data at March 31	2010	2009	Change
Total assets	$ 1,046,645	$ 999,900	4.7
Interest-earning assets	928,915	920,205	0.9
Loans	868,516	864,926	0.4
Other real estate owned	7,374	8,342	(12)
Deposits	901,792	842,519	7.0
Interest-bearing liabilities	870,238	830,087	4.8
Shareholders' equity	77,905	79,644	(2.2)
Loan to deposit ratio	96.31%	102.66%	(6.2)
Equity to assets	7.44%	7.97%	(6.6)
Tier 1 capital to risk-weighted assets	10.45%	10.26%	1.9
Total capital to risk-weighted assets	11.71%	11.52%	1.6
Outstanding shares	5,938	5,932	0.1
Book value per share	$ 13.12	$ 13.42	(2.2)
Tangible book value per share	$ 12.71	$ 12.98	(2.1)
Market value per share	$ 10.61	$ 7.01	51

Loan Quality Data
Nonaccruing loans	$ 35,579	$ 23,927	49
Loans past due 90 days – accruing	1,146	268	328
Net charge-offs	3,387	1,711	98
Allowance for loan losses	19,611	15,309	28
Allowance for loan losses to total loans	2.26%	1.77%	28
Nonperforming assets to total assets	4.21%	3.25%	30

Performance Data for the First Quarter
Net loss	$ (488)	$ (285)	71
Return on average assets	(0.19)%	(0.12)%	58
Return on average equity	(2.50)%	(1.43)%	75
Net interest margin	3.64%	3.36%	8.3
Efficiency ratio	60.01%	66.93%	(10)
Per share data:
Net loss – basic	$ (0.08)	$ (0.05)	60
Net loss – diluted	$ (0.08)	$ (0.05)	60
Dividends	$ 0.02	$ 0.125	(84)
Average shares (000s):
Basic	5,938	5,933	0.1
Diluted	5,938	5,933	0.1

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share data)
(Unaudited)

	March 31,
	2010	2009
Assets
Cash and due from banks	$ 45,685	$ 23,180
Federal funds sold	9,205	565
Interest-bearing deposits	5,259	6,460
Cash and cash equivalents	60,149	30,205
Securities available for sale, at fair value (amortized
cost of $81,514 and $72,131)	82,128	74,589
Loans, net of allowance for loan losses
of $19,611 and $15,309	848,905	849,617
Premises and equipment, net	15,494	10,946
Other real estate owned	7,374	8,342
Bank-owned life insurance	6,155	6,271
Goodwill and other intangible assets, net	2,462	2,606
Other assets	23,978	17,324
Total assets	$ 1,046,645	$ 999,900

Liabilities
Deposits:
Noninterest-bearing	$ 94,836	$ 84,739
Interest-bearing demand	120,643	116,804
Savings	18,266	16,219
Money market	259,893	204,711
Time deposits	408,154	420,046
Total deposits	901,792	842,519
Short-term borrowings	21,854	41,900
Other borrowings	15,456	9,930
FHLB advances – long-term	15,662	10,167
Subordinated debt	10,310	10,310
Other liabilities	3,666	5,430
Total liabilities	968,740	920,256
Shareholders' equity
Preferred stock, par value $1 per share: shares
authorized 10,000,000, none issued	-	-
Common stock, par value $1 per share: shares authorized
20,000,000, issued 5,938,189 and 5,933,789	5,938	5,934
Additional paid-in capital	38,644	38,540
Retained earnings	32,776	32,525
Treasury stock, at cost, 500 and 1,443 shares	(1)	(4)
Accumulated other comprehensive income, net	548	2,649
Total shareholders' equity	77,905	79,644
Total liabilities and shareholders' equity	$ 1,046,645	$ 999,900

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
for the Three Months and Five Quarters Ending March 31, 2010
($ in thousands, except per share data)

				(Unaudited)
	For the Three Months Ended			2010	2009				Q1-10 /
	March 31,		%	First	Fourth	Third	Second	First	Q1-09
	2010	2009	Chg	Quarter	Quarter	Quarter	Quarter	Quarter	% Chg
Interest and dividend income
Loans, including fees	$11,618	$11,646	(0.2)	$11,618	$11,793	$11,786	$11,856	$11,646	(0.2)
Investment securities	561	905	(38)	561	668	932	894	905	(38)
Deposits with banks	8	13	(38)	8	9	11	12	13	(38)
Federal funds sold	6	2	200	6	6	8	2	2	200
Total interest and dividend income	12,193	12,566	(3.0)	12,193	12,496	12,737	12,764	12,566	(3.0)
Interest expense
Deposits	3,275	4,481	(27)	3,275	3,652	4,057	4,264	4,481	(27)
Borrowings & sub debt	404	364	11	404	446	354	338	364	11
FHLB advances	85	55	55	85	83	86	78	55	55
Total interest expense	3,764	4,900	(23)	3,764	4,181	4,497	4,680	4,900	(23)
Net interest income	8,429	7,666	10	8,429	8,315	8,240	8,084	7,666	10
Provision for loan losses	5,320	3,720	43	5,320	2,560	3,560	3,225	3,720	43
Net interest income after the
provision for loan losses	3,109	3,946	(21)	3,109	5,755	4,680	4,859	3,946	(21)
Noninterest income
Trust and asset management fees	633	587	7.8	633	613	580	571	587	7.8
Service charges on deposits	455	467	(2.6)	455	464	446	432	467	(2.6)
Mortgage related income, net	89	92	(3.3)	89	92	89	159	92	(3.3)
Other operating income	636	283	125	636	322	324	309	283	125
Gain on hedges	-	396	NM	-	48	184	245	396	NM
Gain on sale of securities	467	184	154	467	1,141	604	190	184	154
Total noninterest income	2,280	2,009	13	2,280	2,680	2,227	1,906	2,009	13
Noninterest expense
Salaries and employee benefits	3,040	3,351	(9.3)	3,040	2,859	2,938	2,998	3,351	(9.3)
Occupancy and equipment	893	1,008	(11)	893	1,014	1,242	452	1,008	(11)
Information technology	495	438	13	495	469	452	451	438	13
FDIC deposit insurance	388	299	30	388	376	396	815	299	30
Loss on sale of foreclosed assets	528	164	222	528	1,269	220	885	164	222
Other operating expense	1,083	1,215	(2.8)	1,083	1,301	1,228	1,138	1,215	(2.8)
Total noninterest expense	6,427	6,475	(0.7)	6,427	7,288	6,476	6,739	6,475	(0.7)
Income (loss) before income taxes	(1,038)	(520)	100	(1,038)	1,147	431	26	(520)	100
Income tax expense (benefit)	(550)	(235)	134	(550)	385	85	(80)	(235)	134
Net income (loss)	$ (488)	$ (285)	71	$ (488)	$ 762	$ 346	$ 106	$ (285)	71
Net income (loss) per share:
Basic	$ (0.08)	$ (0.05)	60	$ (0.08)	$ 0.13	$ 0.06	$ 0.02	$ (0.05)	60
Diluted	$ (0.08)	$ (0.05)	60	$ (0.08)	$ 0.13	$ 0.06	$ 0.02	$ (0.05)	60
Average basic shares (000s)	5,938	5,933	0.1	5,938	5,932	5,932	5,932	5,933	0.1
Average diluted shares (000s)	5,938	5,933	0.1	5,938	5,937	5,936	5,936	5,933	0.1
Performance Ratios
Return on average equity	(2.50)%	(1.43)%	75	(2.50)%	3.80%	1.73%	0.53%	(1.43)%	75
Return on average assets	(0.19)%	(0.12)%	58	(0.19)%	0.29%	0.13%	0.04%	(0.12)%	58
Net interest margin	3.64%	3.36%	8.3	3.64%	3.47%	3.47%	3.52%	3.36%	8.3
Efficiency ratio	60.01%	66.93%	(10)	60.01%	66.28%	61.87%	67.46%	66.93%	(10)
Average equity	79,016	80,873	(2.3)	79,016	79,459	79,302	79,606	80,873	(2.3)
Average assets	1,032,454	1,003,068	2.9	1,032,454	1,038,328	1,026,871	1,005,112	1,003,068	2.9
Average interest-earning assets	938,805	925,531	1.4	938,805	951,258	943,236	922,073	925,531	1.4

Capital Resources

The banking regulatory agencies have adopted capital requirements that specify the minimum level for which no prompt corrective action is required.  In addition, the FDIC assesses FDIC insurance premiums based on certain “well-capitalized” risk-based and equity capital ratios.  As of March 31, 2010, the Company and the Subsidiary Banks exceeded the minimum requirements necessary to be classified as “well-capitalized.”

Total tangible equity capital for the Company was $75.4 million, or 7.21 percent of total assets at March 31, 2010.  The table below includes the regulatory capital ratios for the Company and each Subsidiary Bank along with the minimum capital ratio and the ratio required to maintain a well-capitalized regulatory status.

					Well-
($ in thousands)	Company	Savannah	Bryan	Minimum	Capitalized

Qualifying Capital
Tier 1 capital	$84,895	$59,850	$21,685	-	-
Total capital	95,171	67,250	24,297	-	-

Leverage Ratios
Tier 1 capital to average assets	8.22%	7.93%	8.46%	4.00%	5.00%

Risk-based Ratios
Tier 1 capital to risk- weighted assets	10.45%	10.21%	10.50%	4.00%	6.00%
Total capital to risk- weighted assets	11.71%	11.47%	11.76%	8.00%	10.00%

Tier 1 and total capital at the Company level includes $10 million of subordinated debt issued to the Company’s nonconsolidated subsidiaries.  Total capital also includes the allowance for loan losses up to 1.25 percent of risk-weighted assets.

The Savannah Bancorp, Inc. and Subsidiaries
Allowance for Loan Losses and Nonperforming Loans
(Unaudited)

	2010	2009
	First	Fourth	Third	Second	First
($ in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter

Allowance for loan losses
Balance at beginning of period	$ 17,678	$ 16,880	$ 15,597	$ 15,309	$ 13,300
Provision for loan losses	5,320	2,560	3,560	3,225	3,720
Net charge-offs	(3,387)	(1,762)	(2,277)	(2,937)	(1,711)
Balance at end of period	$ 19,611	$ 17,678	$ 16,880	$ 15,597	$ 15,309

As a % of loans	2.26%	2.00%	1.95%	1.81%	1.77%
As a % of nonperforming loans	53.40%	51.77%	64.92%	56.99%	63.27%
As a % of nonperforming assets	44.47%	41.62%	46.56%	46.22%	47.05%

Net charge-offs as a % of average loans (a)	1.63%	0.83%	1.07%	1.41%	0.82%

Risk element assets
Nonaccruing loans	$ 35,579	$ 32,545	$ 25,694	$ 24,994	$ 23,927
Loans past due 90 days – accruing	1,146	1,570	307	2,374	268
Total nonperforming loans	36,725	34,115	26,001	27,368	24,195
Other real estate owned	7,374	8,329	10,252	6,377	8,342
Total nonperforming assets	$ 44,099	$ 42,444	$ 36,253	$ 33,745	$ 32,537

Loans past due 30-89 days	$ 13,740	$ 5,182	$ 8,122	$ 6,670	$ 16,906

Nonperforming loans as a % of loans	4.23%	3.86%	3.00%	3.17%	2.80%
Nonperforming assets as a % of loans
and other real estate owned	5.03%	4.76%	4.13%	3.88%	3.73%
Nonperforming assets as a % of assets	4.21%	4.04%	3.48%	3.31%	3.25%

(a) Annualized

The Savannah Bancorp, Inc. & Subsidiaries
Loan Concentration Schedule
March 31, 2010 and December 31, 2009

($ in thousands)	03/31/10	% of Total	12/31/09	% of Total	% Dollar Change
Non-residential real estate
Owner-occupied	$ 136,732	16	$ 137,439	16	(0.5)
Non owner-occupied	160,633	18	159,091	18	1.0
Construction	5,796	1	5,352	1	8.3
Commercial land and lot development	47,559	5	47,080	5	1.0
Total non-residential real estate	350,720	40	348,962	40	0.5
Residential real estate
Owner-occupied – 1-4 family	92,806	11	95,741	11	(3.1)
Non owner-occupied – 1-4 family	161,548	19	158,172	18	2.1
Construction	23,591	3	27,061	3	(13)
Residential land and lot development	87,713	10	92,346	10	(5.0)
Home equity lines	56,015	6	57,527	6	(2.6)
Total residential real estate	421,673	49	430,847	48	(2.1)
Total real estate loans	772,393	89	779,809	88	(1.0)
Commercial	81,535	9	89,379	10	(8.8)
Consumer	14,835	2	14,971	2	(0.9)
Unearned fees, net	(247)	-	(273)	-	(10)
Total loans, net of unearned fees	$ 868,516	100	$ 883,886	100	(1.7)

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis – First Quarter, 2010 and 2009

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
QTD	QTD	QTD	QTD		QTD	QTD	Vari-
3/31/10	3/31/09	3/31/10	3/31/09		3/31/10	3/31/09	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 4,689	$ 3,817	0.69	1.38	Interest-bearing deposits	$ 8	$ 13	$ (5)	$ (6)	$ 1
77,664	76,748	2.57	4.70	Investments - taxable	492	890	(398)	(403)	5
7,831	1,573	3.99	5.41	Investments - non-taxable	77	21	56	(6)	62
6,990	3,602	0.35	0.23	Federal funds sold	6	2	4	1	3
841,631	839,791	5.60	5.63	Loans (c)	11,618	11,648	(30)	(62)	32
938,805	925,531	5.27	5.51	Total interest-earning assets	12,201	12,574	(373)	(548)	175
93,649	77,537			Noninterest-earning assets
$ 1,032,454	$1,003,068			Total assets

				Liabilities and equity
				Deposits
$ 122,818	$ 123,346	0.39	0.53	NOW accounts	119	160	(41)	(43)	2
17,465	15,067	0.46	0.73	Savings accounts	20	27	(7)	(10)	3
172,815	107,227	1.59	1.79	Money market accounts	679	473	206	(53)	259
67,637	98,091	0.94	1.80	Money market accounts -institutional	156	436	(280)	(208)	(72)
161,824	144,346	2.69	3.77	CDs, $100M or more	1,075	1,342	(267)	(384)	117
106,262	122,728	1.10	2.65	CDs, broker	287	803	(516)	(469)	(47)
149,821	140,807	2.54	3.57	Other time deposits	939	1,240	(301)	(358)	57
798,642	751,612	1.66	2.42	Total interest-bearing deposits	3,275	4,481	(1,206)	(1,409)	203
43,266	62,134	3.10	1.66	Short-term/other borrowings	331	255	76	221	(145)
15,663	10,545	2.20	2.12	FHLB advances - long-term	85	55	30	2	28
10,310	10,310	2.87	4.29	Subordinated debt	73	109	(36)	(36)	-
				Total interest-bearing
867,881	834,601	1.76	2.38	liabilities	3,764	4,900	(1,136)	(1,276)	140
79,323	81,126			Noninterest-bearing deposits
6,234	6,468			Other liabilities
79,016	80,873			Shareholders' equity
$ 1,032,454	$1,003,068			Liabilities and equity
		3.51	3.13	Interest rate spread
		3.64	3.36	Net interest margin
				Net interest income	$ 8,437	$ 7,674	$ 763	$ 728	$ 35
$ 70,924	$ 90,930			Net earning assets
$ 877,965	$ 832,738			Average deposits
		1.51	2.18	Average cost of deposits
96%	101%			Average loan to deposit ratio

(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities.  Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $8 in the first quarter 2010 and 2009, respectively.
(c) Average nonaccruing loans have been excluded from total average loans and categorized in noninterest-earning assets.